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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) FEBRUARY 28, 2003

                        APPLIED DIGITAL SOLUTIONS, INC.
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             (Exact name of registrant as specified in its charter)


          Missouri                     000-26020                43-1641533
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(State or other jurisdiction          (Commission           (IRS Employer
of incorporation)                     File Number)          Identification No.)

          400 Royal Palm Way, Suite 410, Palm Beach, Florida      33480
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          (Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code:   561-805-8000




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ITEM 5.  OTHER EVENTS

Required payment not made by Company under the IBM Credit Agreement.

         Under the terms of the Third Amended and Restated Term Credit Agreement (the "IBM Credit Agreement") with IBM Credit Corporation, Applied Digital Solutions, Inc. (the "Company") was required to repay IBM Credit Corporation $29.8 million of the $77.2 million outstanding principal balance currently owed to them, plus $16.4 million of accrued interest and expenses (totaling approximately $46.2 million), on or before February 28, 2003. The Company did not make such payment by February 28, 2003, and IBM Credit Corporation today notified the Company that it must make such payment on or prior to March 6, 2003. The Company continues to discuss with IBM Credit Corporation an amendment to the IBM Credit Agreement. No assurance can be given that the Company will be successful in these discussions.


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                                 SIGNATURES


     Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               APPLIED DIGITAL SOLUTIONS, INC.
                               (Registrant)

Date: March 3, 2003            By: /s/ EVAN C. MCKEOWN
                                   ---------------------------
                                   Evan C. McKeown
                                   Vice President and Chief Financial Officer


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